UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported):  September 10, 2010 (September 8, 2010)

PREFERRED VOICE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	033-92854	75-2440201
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 Greenville Avenue, Suite 330
Dallas, Texas 75206
 (Address of principal executive offices)

Registrant’s telephone number, including area code:                                             (214) 265-9580

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

Certain statements contained in this Current Report on Form 8-K constitute “forward-looking statements.” These statements, identified by words such as “plan,” “anticipate,” “believe,” “estimate,” “should,” “expect” and similar expressions include our expectations and objectives regarding our future financial position, operating results and business strategy. These statements reflect the current views of management with respect to future events and are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from those described in the forward-looking statements. Such risks and uncertainties include those set forth in this Current Report on Form 8-K. We do not intend to update the forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information. We advise you to carefully review the reports and documents we file from time to time with the Securities and Exchange Commission (the “SEC”), particularly our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

As used in this report, the terms “we,” “us,” “our,” “Preferred Voice,” and the “Company” means Preferred Voice, Inc., unless otherwise indicated.

Item 1.01.                      Entry into a Material Definitive Agreement.

The information provided under Item 2.01 of this Current Report on Form 8-K relating to the Purchase Agreement is incorporated by reference into this Item 1.01.

Item 2.01                      Completion of Acquisition or Disposition of Assets.

The Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) between the Company, as seller, and ClearSky Mobile Media, Inc., a Delaware corporation (“CMM”) and ClearSky RBT, LLC, a Florida limited liability company (“CRBT”), as purchasers (collectively, the “Purchaser”). Pursuant to the Purchase Agreement, the Company sold all of the rights and assets (the “Assets”) utilized by the Company in its ringback tone and content delivery products business (including the product line/application known as “Rockin’ Ringback”)(the “Business”) to CMM and CRBT. CRBT is a wholly owned subsidiary of CMM. The Purchase Agreement was signed on September 9, 2010, and the sale of the Assets closed on September 9, 2010. The Purchase Agreement will be effective for accounting purposes as of September 1, 2010.

Under the Purchase Agreement, the Company transferred (i) to CMM, all of the Company’s business contracts executed in connection with the Business, intellectual property rights (including patents and trademarks) relating to the Business, key employee services, furniture and equipment, website content and telephone numbers, and (ii) to CRBT, all software, hardware and software development rights used in connection with the Business. The Purchaser paid the Company $225,000 in cash at the closing as consideration for the Assets. In addition, the Purchaser assumed the Company’s performance obligations under the business contracts included in the Assets.  The Assets constitute substantially all of the assets of the Company.

The foregoing description of the transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.  The representations and warranties contained in the Purchase Agreement are made for, among other things, the purpose of allocation of risk and as conditions to closing, may be subject to exceptions in the disclosure schedules provided in accordance with the Purchase Agreement, and should not be relied upon by any of our stockholders or potential investors.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The Board of Directors of the Company (the “Board”), acting by unanimous written consent dated as of August 5, 2010, approved the sale of the Assets to ClearSky, upon terms and conditions set forth in a term sheet presented to the Board, with such changes as may be approved by the officers.  The Board’s authorization of the proposed sale was subject to the approval of stockholders holding at least a majority of the issued and outstanding shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company.

On September 8, 2010, stockholders holding at least a majority of the issued and outstanding shares of Common Stock, acting by written consent in lieu of a special meeting, adopted resolutions approving the proposed sale of the Assets. The resolutions authorized Mary Merritt, the Chief Executive Officer of the Company, to make, execute and deliver a final agreement regarding the proposed sale consistent with the resolutions.

The written consent was executed by eight (8) stockholders, who collectively owned approximately 60.7% of the issued and outstanding shares of Common Stock as of September 1, 2010.  The Company has sent or will send a notice to the remaining stockholders informing them of the corporate action, as required by Section 228 of the Delaware General Corporation Law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           September 10, 2010                                                                           PREFERRED VOICE, INC.

By:           /s/ Mary Merritt
Chief Executive Officer

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